EX-99.1

Contacts:
Elise Caffrey	Matthew Lloyd
Investor Relations	Media Relations
iRobot Corp.	iRobot Corp.
(781) 430-3003	(781) 430-3720
ecaffrey@irobot.com	mlloyd@irobot.com

iRobot Reports Strong Third-Quarter Financial Results
Increases Full-Year 2017 Financial Expectations; U.S. Q3 Revenue Up 34%

BEDFORD, Mass., October 24, 2017 - iRobot Corp. (NASDAQ: IRBT), a leader in consumer robots, today announced its financial results for the third quarter ended September 30, 2017.

“We delivered another outstanding quarter in which total revenue grew 22% over Q3 last year. Based on our Q3 results, and on our Q4 outlook fueled by continued positive momentum in the United States and in EMEA, where growth is accelerating, we are increasing our full-year 2017 financial expectations. The U.S. and EMEA are now expected to grow 40% and 45% respectively for the full year.

“And, we expect 2017 revenue of $870 to $880 million, a 33 - 34% increase over 2016 consumer revenue, operating income of between $55 and $65 million, and EPS of between $1.65 and $2.00, including the impact of our recent European distributor acquisition,” said Colin Angle, chairman and chief executive officer of iRobot.

“U.S. household penetration of robotic vacuum cleaners is still less than 10%, so there is plenty of runway domestically and even more overseas. With the leading global segment share, at a time when adoption is accelerating, we are in an excellent position to capitalize on the momentum to drive future growth.”

Financial Results

•	Revenue for the third quarter of 2017 was $205.4 million, compared with $168.6 million for the third quarter of 2016.

•	Operating income in the third quarter of 2017 was $23.9 million, compared with $27.5 million in the third quarter of 2016.

•
Quarterly earnings per share were $0.76 for the third quarter of 2017, compared with $0.70 in the third quarter of 2016. Third-quarter 2017 EPS included a discrete tax benefit of $0.16 relating to the new 2017 stock compensation accounting standard and $0.08 from an adjustment to the original purchase price allocation for Japan.

Business Highlights

•
In the third quarter, the positive impact of our targeted marketing programs in the U.S., EMEA and Japan drove year-over-year Q3 revenue growth of 22%. Third-quarter consumer revenue grew 34% in the United States, 31% in EMEA, and 65% in Japan over Q3 2016.

•
We successfully completed the acquisition of our largest European distributor, which we expect will enable us to capitalize on the current market momentum and drive robotic floor care adoption in EMEA.

•	We announced an agreement with Micro-Star International Co. representing an early win in an ongoing effort by iRobot to defend and protect its valuable intellectual property.

Financial Expectations

Management provides the following expectations with respect to the fiscal year ending December 30, 2017.

(Dollars in millions except Earnings Per Share)

Fiscal Year 2017	Previous	Current
Revenue	$840 - $860	$870 - $880
Operating Income	$50 - $60	$55 - $65
Earnings Per Share	$1.35 - $1.70	$1.65 - $2.00

Third-Quarter Conference Call
iRobot will host a conference call tomorrow at 8:30 a.m. ET to discuss its financial results for the third fiscal quarter of 2017 and outlook for the fourth fiscal quarter of 2017 and fiscal year 2017 financial performance.

Pertinent details include:

Date:	Wednesday, October 25
Time:	8:30 a.m. ET
Call-In Number:	213-358-0894
Passcode:	15414375

A live, audio broadcast of the conference call also will be available at:
http://investor.irobot.com/events/event-details/q3-2017-irobot-corp-earnings-conference-call.
An archived version of the broadcast will be available on the same website shortly after the conclusion of the live event. A replay of the telephone conference call will be available through November 1, and can be accessed by dialing 404-537-3406, passcode 15414375.

About iRobot Corp.
iRobot, the leading global consumer robot company, designs and builds robots that empower people to do more both inside and outside of the home. iRobot created the home robot cleaning category with the introduction of its Roomba® Vacuuming Robot in 2002. Today, iRobot is a global enterprise that has sold more than 20 million robots worldwide. iRobot's product line, including the Roomba and the Braava™ family of mopping robots, feature proprietary technologies and advanced concepts in cleaning, mapping and navigation. iRobot's engineers are building an ecosystem of robots and data to enable the smart home. For more information about iRobot, please visit www.irobot.com.

For iRobot Investors
Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, iRobot Corp.’s expectations regarding: future financial performance; future operating performance; revenue growth; demand for our robots; and anticipated revenue, operating income and earnings per share for the fiscal year ended December 30, 2017. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: our ability to operate in an emerging market; the financial strength of our customers and retailers; general economic conditions; market acceptance of and adoption of our products; and competition.  Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. iRobot Corp. undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by iRobot Corp., see the disclosure contained in our public filings with the Securities and Exchange Commission.

This press release includes Adjusted EBITDA, which is a non-GAAP financial measure as defined by SEC Regulation G.  We define Adjusted EBITDA as earnings before interest, taxes, depreciation, amortization, merger, acquisition and divestiture expense, gain on business acquisition, restructuring expense, net intellectual property litigation expense, and non-cash stock compensation expense.  A reconciliation between net income and Adjusted EBITDA is provided in the financial tables at the end of this press release.

iRobot Corporation
Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	For the three months ended		For the nine months ended
	September 30, 2017	October 1, 2016	September 30, 2017	October 1, 2016
Revenue	$205,399	$168,610	$557,014	$448,110
Cost of revenue	103,016	87,550	277,397	235,437
Gross margin	102,383	81,060	279,617	212,673
Operating expenses:
Research and development	28,843	19,672	80,518	57,944
Selling and marketing	28,646	17,925	91,344	66,972
General and administrative	21,002	16,012	58,137	48,919
Total operating expenses	78,491	53,609	229,999	173,835
Operating income	23,892	27,451	49,618	38,838
Other income, net	2,601	523	4,290	2,142
Income before income taxes	26,493	27,974	53,908	40,980
Income tax expense	4,411	8,462	7,565	12,722
Net income	$22,082	$19,512	$46,343	$28,258

Net income per share
Basic	$0.80	$0.72	$1.68	$1.01
Diluted	$0.76	$0.70	$1.61	$0.99

Number of shares used in per share calculations
Basic	27,739	27,237	27,520	27,878
Diluted	28,916	27,778	28,719	28,423

Stock-based compensation included in above figures:
Cost of revenue	$274	$184	$751	$555
Research and development	1,261	1,028	3,508	2,598
Selling and marketing	728	444	1,869	1,316
General and administrative	2,771	2,247	7,941	7,312
Total	$5,034	$3,903	$14,069	$11,781

iRobot Corporation
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	September 30, 2017	December 31, 2016

Assets
Cash and cash equivalents	$241,786	$214,523
Short term investments	36,442	39,930
Accounts receivable, net	76,956	72,909
Unbilled revenue	1,668	139
Inventory	92,813	50,578
Other current assets	18,395	5,591
Total current assets	468,060	383,670
Property and equipment, net	37,093	27,532
Deferred tax assets	35,088	30,585
Goodwill	41,041	41,041
Intangible assets, net	15,315	12,207
Other assets	14,064	12,877
Total assets	$610,661	$507,912

Liabilities and stockholders' equity
Accounts payable	$88,798	$67,281
Accrued expenses	28,949	19,854
Accrued compensation	23,773	21,015
Deferred revenue and customer advances	4,607	4,486
Total current liabilities	146,127	112,636
Long term liabilities	8,042	6,320
Stockholders' equity	456,492	388,956
Total liabilities and stockholders' equity	$610,661	$507,912

iRobot Corporation
Condensed Consolidated Statements of Cash Flows
(unaudited, in thousands)

	For the nine months ended
	September 30, 2017	October 1, 2016
Cash flows from operating activities:
Net income	$46,343	$28,258
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,569	10,376
Loss on equity method investment	32	—
Impairment on cost method investment	155	—
Gain on sale of business unit and cost method investment	(1,056)	(1,067)
Gain on business acquisition	(2,243)	—
Stock-based compensation	14,069	11,781
Deferred income taxes, net	(3,226)	6,314
Tax benefit of excess stock-based compensation deductions	—	(1,115)
Non-cash director deferred compensation	49	66
Changes in operating assets and liabilities — (use) source
Accounts receivable and unbilled revenue	(10,957)	30,979
Inventory	(23,944)	(11,472)
Other assets	(11,099)	(1,579)
Accounts payable	20,824	(2,261)
Accrued liabilities	7,034	(56)
Deferred revenue and customer advances	(965)	(193)
Long term liabilities	1,513	(2,997)
Net cash provided by operating activities	51,098	67,034

Cash flows from investing activities:
Additions of property and equipment	(16,630)	(8,352)
Change in other assets	(1,374)	(435)
Proceeds from sale of business unit and cost method investment	1,056	24,154
Cash paid for business acquisition, net of cash acquired	(16,524)	—
Purchase of investments	(7,034)	(16,556)
Sales and maturities of investments	10,500	11,502
Net cash provided by (used in) investing activities	(30,006)	10,313

Cash flows from financing activities:
Proceeds from stock option exercises	8,990	4,496
Income tax withholding payment associated with restricted stock vesting	(2,974)	(1,300)
Stock repurchases	—	(97,021)
Tax benefit of excess stock-based compensation deductions	—	1,115
Net cash provided by (used in) financing activities	6,016	(92,710)

Effect of exchange rate changes on cash and cash equivalents	155	—
Net increase (decrease) in cash and cash equivalents	27,263	(15,363)
Cash and cash equivalents, at beginning of period	214,523	179,915
Cash and cash equivalents, at end of period	$241,786	$164,552

iRobot Corporation
Supplemental Information
(unaudited)

	For the three months ended		For the nine months ended
	September 30, 2017	October 1, 2016	September 30, 2017	October 1, 2016

Revenue: *
Consumer	$205,360	$167,962	$556,757	$443,754
Domestic	$87,626	$65,466	$269,998	$195,109
International	$117,734	$102,496	$286,758	$248,645

Defense & Security	$—	$—	$—	$3,075

Gross Margin Percent	49.8%	48.1%	50.2%	47.5%

Consumer units shipped*	906	779	2,358	2,002
Vacuum	774	602	1,994	1,678
Mopping	131	170	362	308

Consumer revenue**	$205	$168	$557	$444
Vacuum***	$186	$144	$504	$402
Mopping***	$21	$23	$55	$42

Average gross selling prices for robot units - Consumer	$249	$229	$260	$240

Days sales outstanding	35	37	35	37

Days in inventory	82	64	82	64

Headcount	798	572	798	572

* in thousands
** in millions
*** includes accessory revenue

iRobot Corporation
Adjusted EBITDA Reconciliation to GAAP
(unaudited, in thousands)

	For the three months ended		For the nine months ended
	September 30, 2017	October 1, 2016	September 30, 2017	October 1, 2016

Net income	$22,082	$19,512	$46,343	$28,258

Interest income, net	(558)	(217)	(1,423)	(687)
Income tax expense	4,411	8,462	7,564	12,722
Depreciation	3,350	2,533	8,888	7,446
Amortization	2,419	909	5,605	2,725

EBITDA	31,704	31,199	66,977	50,464

Stock-based compensation expense	5,034	3,903	14,069	11,781
Net merger, acquisition and divestiture expense	681	376	2,452	1,229
Gain on business acquisition	(2,243)	—	(2,243)	—
Net intellectual property litigation expense	1,266	103	1,910	464
Restructuring (income) expense	—	(37)	—	1,665

Adjusted EBITDA	$36,442	$35,544	$83,165	$65,603

Use of Non-GAAP Financial Measures

In evaluating its business, iRobot considers and uses Adjusted EBITDA as a supplemental measure of its operating performance. The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation, amortization, stock-based compensation expense, net merger, acquisition and divestiture expense, gain on business acquisition, net intellectual property litigation expense, and restructuring (income) expense. The Company also presents Adjusted EBITDA because it believes it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance.

The term Adjusted EBITDA is not defined under U.S. generally accepted accounting principles, or U.S. GAAP, and is not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. Adjusted EBITDA has limitations as an analytical tool, and when assessing the Company's operating performance, investors should not consider Adjusted EBITDA in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Among other things, Adjusted EBITDA does not reflect the Company's actual cash expenditures. Other companies may calculate similar measures differently than iRobot, limiting their usefulness as comparative tools. iRobot compensates for these limitations by relying primarily on its GAAP results and using Adjusted EBITDA only supplementally.

iRobot Corporation
Expected Incremental Impact of Robopolis Acquisition
(in millions, except per share amounts)
(unaudited)

Fiscal Year 2017
	Actual	Actual	Actual	Expected	Expected
	Three	Three	Three	Three	Twelve
	Months Ending	Months Ending	Months Ending	Months Ending	Months Ending
	April 1	July 1	September 30	December 30	December 30

Revenue	—	—	—	$25 - $35	$25 - $35

Net income (loss) per share	($0.01)	($0.02)	($0.03)	($0.39 - 0.24)	($0.45 - 0.30)